Press Release

Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES SECOND QUARTER EARNINGS AND
FINANCIAL RESULTS

RED BANK, NEW JERSEY, July 25, 2019…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income was $19.0 million, or $0.37 per diluted share, for the three months ended June 30, 2019, as compared to $15.7 million, or $0.32 per diluted share, for the corresponding prior year period. For the six months ended June 30, 2019, net income was $40.2 million, or $0.79 per diluted share, as compared to $21.1 million, or $0.45 per diluted share, for the corresponding prior year period.
The results of operations for the three and six months ended June 30, 2019 include merger related expenses, branch consolidation expenses and compensation expense due to the retirement of an executive officer, which decreased net income, net of tax benefit, by $7.0 million and $11.4 million, respectively. Excluding these items, core earnings for the three and six months ended June 30, 2019 were $26.0 million, or $0.51 per diluted share, and $51.6 million, or $1.02 per diluted share, respectively. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related expenses, branch consolidation expenses, and compensation expense due to the retirement of an executive officer).

Highlights for the quarter are described below:

•
The Bank’s expansion into metropolitan New York City and greater Philadelphia continues to progress with $43.6 million of closed loans and significant contributions to a record pipeline of $297.8 million as of June 30, 2019.

•	The integration of Capital Bank of New Jersey’s (“Capital Bank”) operating systems was completed in June, with anticipated cost savings to be realized in the second half of the year.

•
In conjunction with the integration of Capital Bank, three branches were consolidated in June. In addition, the Bank will be consolidating an additional four branches in the third quarter; bringing the total number of branches consolidated to 40 over the past three years.

Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “The second quarter results included strong core earnings of $26.0 million, along with a growing loan pipeline and improving asset quality.” Mr. Maher added, “With the full system integration of Capital Bank completed this quarter, we are pleased to offer enhanced financial solutions to our newest customers and expect to realize significant cost savings in the coming quarters.”
The Company announced that the Company’s Board of Directors declared its ninetieth consecutive quarterly cash dividend on common stock. The dividend, related to the three months ended June 30, 2019, of $0.17 per share will be paid on August 16, 2019 to stockholders of record on August 5, 2019.
Results of Operations
On January 31, 2018, the Company completed its acquisition of Sun Bancorp Inc. (“Sun”) and its results of operations are included in the consolidated results for the three and six months ended June 30, 2019, but are excluded from the results of operations for the period from January 1, 2018 to January 31, 2018.

On January 31, 2019, the Company completed its acquisition of Capital Bank and its results of operations from February 1, 2019 through June 30, 2019 are included in the consolidated results for the three and six months ended June 30, 2019, but are not included in the results of operations for the corresponding prior year periods.
Net income for the three months ended June 30, 2019, was $19.0 million, or $0.37 per diluted share, as compared to $15.7 million, or $0.32 per diluted share, for the corresponding prior year period. Net income for the six months ended June 30, 2019, was $40.2 million, or $0.79 per diluted share, as compared to $21.1 million, or $0.45 per diluted share, for the corresponding prior year period. Net income for the three and six months ended June 30, 2019 included merger related expenses, branch consolidation expenses, and compensation expense due to the retirement of an executive officer, which decreased net income, net of tax benefit, by $7.0 million and $11.4 million, respectively. Net income for the three and six months ended June 30, 2018 included merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $6.7 million and $21.3 million, respectively. Excluding these items, net income for the three and six months ended June 30, 2019, increased over the same prior year periods, primarily due to the acquisition of Capital Bank and the expense reductions driven by the integration of Sun in the second quarter of 2018.
Net interest income for the three and six months ended June 30, 2019 increased to $64.8 million and $129.2 million, respectively, as compared to $61.4 million and $117.2 million, respectively, for the same prior year periods, reflecting an increase in interest-earning assets. Average interest-earning assets increased by $492.8 million and $674.3 million for the three and six months ended June 30, 2019, respectively, as compared to the same prior year periods. The averages for the three and six months ended June 30, 2019 were favorably impacted by $401.8 million and $340.4 million, respectively, of interest-earning assets acquired from Capital Bank. Average loans receivable, net, increased by $522.3 million and $669.3 million for the three and six months ended June 30, 2019, respectively, as compared to the same prior year periods. The increases attributable to the acquisition of Capital Bank were $293.4 million and $245.9 million, respectively. The net interest margin for the three and six months ended June 30, 2019 decreased to 3.66% and 3.72%, respectively, from 3.73% in the same prior year periods. For the three and six months ended June 30, 2019, the cost of average interest-bearing liabilities increased to 0.98% and 0.94%, respectively, from 0.65% and 0.62%, respectively, in the corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.62% and 0.60% for the three and six months ended June 30, 2019, respectively, as compared to 0.35% and 0.34%, respectively, in the same prior year periods.
Net interest income for the three months ended June 30, 2019, increased by $449,000, as compared to the prior linked quarter, as average interest-earning assets increased by $181.3 million. The increase in average interest-earning assets over the prior linked quarter was primarily due to the inclusion of Capital Bank balances for the full quarter. The net interest margin decreased to 3.66% for the quarter ended June 30, 2019, as compared to 3.78% for the prior linked quarter. The total cost of deposits (including non-interest bearing deposits) was 0.62% for the three months ended June 30, 2019, as compared to 0.57% for three months ended March 31, 2019.
For the three and six months ended June 30, 2019, the provision for loan losses was $356,000 and $976,000, respectively, as compared to $706,000 and $2.1 million, respectively, for the corresponding prior year period, and $620,000 in the prior linked quarter. Net loan charge-offs were $926,000 and $1.4 million for the three and six months ended June 30, 2019, respectively, as compared to net loan charge-offs of $832,000 and $1.1 million in the corresponding prior year periods, and net loan charge-offs of $492,000 in the prior linked quarter. Non-performing loans totaled $17.8 million at June 30, 2019, as compared to $20.9 million at March 31, 2019 and $18.1 million at June 30, 2018.
For the three and six months ended June 30, 2019, other income increased to $9.9 million and $19.4 million, respectively, as compared to $8.9 million and $17.8 million, respectively, for the corresponding prior year periods. The increases were partly due to the impact of the Capital Bank acquisition, which added $312,000 and $557,000 to other income for the three and six months ended

June 30, 2019, respectively, as compared to the same prior year periods. Excluding the Capital Bank acquisition, the increase in other income for the three months ended June 30, 2019 was primarily due to a decrease in the loss from real estate operations of $860,000, an increase in derivative fee income of $612,000, partially offset by decreases in fees and service charges of $724,000. Excluding the Capital Bank acquisition, the increase in other income for the six months ended June 30, 2019 was primarily due to a decrease in the loss from real estate operations of $1.3 million, an increase in derivative fee income of $1.1 million, an increase in bankcard services of $553,000, partially offset by decreases in fees and service charges of $1.0 million, rental income of $704,000 received primarily for January and February 2018 on the Company’s executive office, and the gain on sale of loans of $608,000 (mostly related to the sale of one non-performing commercial loan relationship during 2018).
For the three months ended June 30, 2019, other income increased by $367,000, as compared to the prior linked quarter. The increase was due to a full quarter of Capital Bank activity and an increase in bankcard services, partially offset by an increase in the loss from other real estate operations.
Operating expenses were flat at $50.9 million and decreased to $98.2 million for the three and six months ended June 30, 2019, respectively, as compared to $50.9 million and $107.7 million, respectively, in the same prior year periods. Operating expenses for the three and six months ended June 30, 2019 included $8.9 million and $14.3 million, respectively, of merger related expenses, branch consolidation expenses, and compensation expense due to the retirement of an executive officer, as compared to $8.4 million and $26.7 million, respectively, of merger related and branch consolidation expenses, in the same prior year periods. Excluding the impact of merger related expenses, branch consolidation expenses, and compensation expense due to the retirement of an executive officer, the change in operating expenses over the prior year was due to the Capital Bank acquisition, which added $1.9 million and $3.3 million for the three and six months ended June 30, 2019, respectively. Excluding the Capital Bank acquisition, the decrease in operating expenses for the three months ended June 30, 2019 over the prior year period was primarily due to decreases in compensation and employee benefits expense of $2.2 million, occupancy expenses and federal insurance premium, partially offset by increases in check card processing and marketing expenses. Excluding the Capital Bank acquisition, the remaining decrease in operating expenses, for the six months ended June 30, 2019 from the prior year period, was primarily due to decreases in compensation and employee benefits expense of $1.8 million, a decrease in federal insurance premium and a decrease in occupancy expense, partially offset by increases in marketing expenses of $611,000, and check card processing of $597,000.
For the three months ended June 30, 2019, operating expenses, excluding merger, branch consolidation expenses, and compensation expense due to the retirement of an executive officer increased by $206,000, as compared to the prior linked quarter. The increase was primarily due to a full quarter of Capital Bank which resulted in an increase of $435,000, as compared to the prior linked quarter.
The provision for income taxes was $4.5 million and $9.3 million for the three and six months ended June 30, 2019, respectively, as compared to $3.0 million and $4.0 million, respectively, for the same prior year periods. The effective tax rate was 19.0% and 18.8% for the three and six months ended June 30, 2019, respectively, as compared to 16.1% and 16.0%, respectively, for the same prior year periods. The lower effective tax rates in the prior year periods were primarily due to larger tax benefits from employee stock option exercises.
Financial Condition
Total assets increased by $512.9 million, to $8.029 billion at June 30, 2019, from $7.516 billion at December 31, 2018, primarily as a result of the acquisition of Capital Bank, which added $494.7 million to total assets. Loans receivable, net, increased by $364.7 million, to $5.944 billion at June 30, 2019, from $5.579 billion at December 31, 2018, due to acquired loans of $307.7 million. As part of the acquisition of Capital Bank, the Company’s goodwill balance increased to $374.6 million at June 30, 2019, from $338.4 million at December 31, 2018, and the core deposit intangible increased to $17.6 million, from $17.0 million at December 31, 2018.

Deposits increased by $372.9 million, to $6.187 billion at June 30, 2019, from $5.815 billion at December 31, 2018, primarily due to acquired deposits of $449.0 million. The loan-to-deposit ratio at June 30, 2019 was 96.1%, as compared to 96.0% at December 31, 2018.
Stockholders’ equity increased to $1.137 billion at June 30, 2019, as compared to $1.039 billion at December 31, 2018. The acquisition of Capital Bank added $76.4 million to stockholders’ equity. At June 30, 2019, there were 986,386 shares available for repurchase under the Company’s stock repurchase program. For the six months ended June 30, 2019, the Company repurchased 309,167 shares under the repurchase program at an average cost of $23.93. Tangible stockholders’ equity per common share increased to $14.57 at June 30, 2019, as compared to $14.26 at December 31, 2018.
Asset Quality
The Company’s non-performing loans increased to $17.8 million at June 30, 2019, as compared to $17.4 million at December 31, 2018. Non-performing loans do not include $13.4 million of purchased credit-impaired (“PCI”) loans acquired in the Capital Bank, Sun, Ocean Shore Holding Co. (“Ocean Shore”), Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $865,000 at June 30, 2019, as compared to $1.4 million at December 31, 2018.
At June 30, 2019, the Company’s allowance for loan losses was 0.27% of total loans, a decrease from 0.30% at December 31, 2018. These ratios exclude existing fair value credit marks of $36.0 million at June 30, 2019 on loans acquired from the Acquisition Transactions, and $31.6 million at December 31, 2018 on loans acquired from Sun, Ocean Shore, Cape and Colonial American. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 90.67% at June 30, 2019, as compared to 95.19% at December 31, 2018.

Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses, compensation expense due to the retirement of an executive officer, and the impact to income tax expense related to the revaluation of deferred tax assets as required under Tax Reform, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday, July 26, 2019 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10132661 from one hour after the end of the call until October 24, 2019. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is an $8.0 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$148,327	$134,235	$120,792	$254,469
Federal funds sold	—	18,733	—	—
Debt securities available-for-sale, at estimated fair value	123,610	122,558	100,717	100,369
Debt securities held-to-maturity, net (estimated fair value of $869,167 at June 30, 2019, $896,812 at March 31, 2019, $832,815 at December 31, 2018, and $906,989 at June 30, 2018)	863,838	900,614	846,810	922,756
Equity investments, at estimated fair value	10,002	9,816	9,655	9,539
Restricted equity investments, at cost	59,425	55,663	56,784	66,981
Loans receivable, net	5,943,930	5,968,830	5,579,222	5,553,035
Loans held-for-sale	—	—	—	919
Interest and dividends receivable	22,106	22,294	19,689	19,669
Other real estate owned	865	1,594	1,381	7,854
Premises and equipment, net	105,853	113,226	111,209	113,782
Bank Owned Life Insurance	235,162	234,183	222,482	219,853
Deferred tax asset	66,259	66,689	63,377	59,283
Assets held for sale	4,198	4,522	4,522	10,269
Other assets	53,276	46,266	24,101	40,204
Core deposit intangible	17,614	18,629	16,971	18,949
Goodwill	374,592	375,096	338,442	338,972
Total assets	$8,029,057	$8,092,948	$7,516,154	$7,736,903
Liabilities and Stockholders’ Equity
Deposits	$6,187,487	$6,290,485	$5,814,569	$5,819,406
Federal Home Loan Bank advances	453,646	418,016	449,383	674,227
Securities sold under agreements to repurchase with retail customers	62,086	66,174	61,760	62,176
Other borrowings	96,533	99,579	99,530	99,428
Advances by borrowers for taxes and insurance	14,817	15,138	14,066	17,773
Other liabilities	77,193	76,393	37,488	51,325
Total liabilities	6,891,762	6,965,785	6,476,796	6,724,335
Total stockholders’ equity	1,137,295	1,127,163	1,039,358	1,012,568
Total liabilities and stockholders’ equity	$8,029,057	$8,092,948	$7,516,154	$7,736,903

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Six Months Ended,
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	|-------------------- (Unaudited) --------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$70,917	$69,001	$63,135	$139,918	$119,732
Mortgage-backed securities	3,946	4,041	4,297	7,987	7,982
Debt securities, equity investments and other	3,547	3,380	2,646	6,927	5,200
Total interest income	78,410	76,422	70,078	154,832	132,914
Interest expense:
Deposits	9,762	8,639	5,247	18,401	9,711
Borrowed funds	3,811	3,395	3,384	7,206	6,046
Total interest expense	13,573	12,034	8,631	25,607	15,757
Net interest income	64,837	64,388	61,447	129,225	117,157
Provision for loan losses	356	620	706	976	2,077
Net interest income after provision for loan losses	64,481	63,768	60,741	128,249	115,080
Other income:
Bankcard services revenue	2,679	2,285	2,373	4,964	4,292
Trust and asset management revenue	569	498	595	1,067	1,148
Fees and service charges	4,595	4,516	5,140	9,111	9,816
Net gain on sales of loans	7	8	6	15	623
Net unrealized gain (loss) on equity investments	133	108	(71)	241	(212)
Net loss from other real estate operations	(121)	(6)	(981)	(127)	(1,393)
Income from Bank Owned Life Insurance	1,293	1,321	1,335	2,614	2,476
Other	724	782	486	1,506	1,044
Total other income	9,879	9,512	8,883	19,391	17,794
Operating expenses:
Compensation and employee benefits	23,704	22,414	23,244	46,118	44,495
Occupancy	4,399	4,530	4,572	8,929	9,139
Equipment	1,936	1,946	2,034	3,882	3,937
Marketing	1,137	930	893	2,067	1,454
Federal deposit insurance	802	832	1,000	1,634	1,930
Data processing	3,684	3,654	3,667	7,338	6,843
Check card processing	1,322	1,438	1,116	2,760	2,105
Professional fees	1,408	1,709	1,397	3,117	2,680
Other operating expense	3,882	3,369	3,546	7,251	6,561
Amortization of core deposit intangible	1,015	1,005	1,001	2,020	1,834
Branch consolidation expense	6,695	391	1,719	7,086	1,544
Merger related expenses	931	5,053	6,715	5,984	25,200
Total operating expenses	50,915	47,271	50,904	98,186	107,722
Income before provision for income taxes	23,445	26,009	18,720	49,454	25,152
Provision for income taxes	4,465	4,836	3,018	9,301	4,023
Net income	$18,980	$21,173	$15,702	$40,153	$21,129
Basic earnings per share	$0.37	$0.43	$0.33	$0.80	$0.46
Diluted earnings per share	$0.37	$0.42	$0.32	$0.79	$0.45
Average basic shares outstanding	50,687	49,526	47,718	50,115	45,805
Average diluted shares outstanding	51,290	50,150	48,704	50,728	46,786

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Commercial:
Commercial and industrial		$392,336	$383,686	$304,996	$343,121	$338,436
Commercial real estate - owner - occupied		771,640	802,229	740,893	735,289	717,061
Commercial real estate - investor		2,143,093	2,161,451	2,023,131	2,019,859	2,076,930
Total commercial		3,307,069	3,347,366	3,069,020	3,098,269	3,132,427
Consumer:
Residential real estate		2,193,829	2,162,668	2,044,523	2,020,155	2,013,389
Home equity loans and lines		341,972	351,303	353,609	359,094	365,448
Other consumer		109,015	116,838	121,561	74,555	50,952
Total consumer		2,644,816	2,630,809	2,519,693	2,453,804	2,429,789
Total loans		5,951,885	5,978,175	5,588,713	5,552,073	5,562,216
Deferred origination costs, net		8,180	7,360	7,086	8,707	7,510
Allowance for loan losses		(16,135)	(16,705)	(16,577)	(16,821)	(16,691)
Loans receivable, net		$5,943,930	$5,968,830	$5,579,222	$5,543,959	$5,553,035
Mortgage loans serviced for others		$90,882	$92,274	$95,100	$106,369	$105,116
	At June 30, 2019 Average Yield
Loan pipeline (1):
Commercial	4.90%	$212,712	$122,325	$129,839	$137,519	$166,178
Residential real estate	3.74	82,555	63,598	49,800	64,841	64,259
Home equity loans and lines	5.33	2,550	4,688	6,571	11,030	9,240
Total	4.58%	$297,817	$190,611	$186,210	$213,390	$239,677

	For the Three Months Ended
	June 30, 2019			March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018
	Average Yield
Loan originations:
Commercial	4.44%	$123,882		$172,233		$151,851		$136,764		$67,297
Residential real estate	3.93	120,771		75,530		92,776		124,419		109,357
Home equity loans and lines	5.46	14,256		13,072		15,583		17,892		20,123
Total	4.26%	$258,909		$260,835	(2)	$260,210	(3)	$279,075	(4)	$196,777	(6)
Loans sold		$403	(5)	$495		$728	(5)	$1,349	(5)	$422

(1)	Loan pipeline includes pending loan applications and loans approved but not funded.

(2)	Excludes purchased loans of $100.0 million for residential real estate.

(3)	Excludes purchased loans of $49.5 million for other consumer and $753,000 for residential real estate.

(4)	Excludes purchased loans of $25.0 million for other consumer.

(5)
Excludes the sale of under-performing residential loans of $2.9 million, under-performing commercial loans of $1.7 million and under-performing residential loans of $5.1 million for the three months ended June 30, 2019, December 31, 2018, and September 30, 2018, respectively.

(6)	Excludes purchased loans of $23.6 million for commercial, $49.0 million for residential real estate, and $49.1 million for other consumer.

DEPOSITS	At
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Type of Account
Non-interest-bearing	$1,370,167	$1,352,520	$1,151,362	$1,196,875	$1,195,980
Interest-bearing checking	2,342,913	2,400,192	2,350,106	2,332,215	2,265,971
Money market deposit	642,985	666,067	569,680	584,250	574,269
Savings	909,501	922,113	877,177	887,799	903,777
Time deposits	921,921	949,593	866,244	853,111	879,409
	$6,187,487	$6,290,485	$5,814,569	$5,854,250	$5,819,406

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Non-performing loans:
Commercial and industrial	$207	$240	$1,587	$1,727	$1,947
Commercial real estate - owner-occupied	4,818	4,565	501	511	522
Commercial real estate - investor	4,050	4,115	5,024	8,082	6,364
Residential real estate	5,747	8,611	7,389	6,390	6,858
Home equity loans and lines	2,974	3,364	2,914	2,529	2,415
Total non-performing loans	17,796	20,895	17,415	19,239	18,106
Other real estate owned	865	1,594	1,381	6,231	7,854
Total non-performing assets	$18,661	$22,489	$18,796	$25,470	$25,960
Purchased credit-impaired (“PCI”) loans	$13,432	$16,306	$8,901	$9,700	$12,995
Delinquent loans 30 to 89 days	$20,029	$21,578	$25,686	$26,691	$36,010
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$6,815	$6,484	$3,595	$3,568	$4,190
Performing	19,314	19,690	22,877	24,230	24,272
Total troubled debt restructurings	$26,129	$26,174	$26,472	$27,798	$28,462
Allowance for loan losses	$16,135	$16,705	$16,577	$16,821	$16,691
Allowance for loan losses as a percent of total loans receivable (1)	0.27%	0.28%	0.30%	0.30%	0.30%
Allowance for loan losses as a percent of total non-performing loans	90.67	79.95	95.19	87.43	92.18
Non-performing loans as a percent of total loans receivable	0.30	0.35	0.31	0.35	0.33
Non-performing assets as a percent of total assets	0.23	0.28	0.25	0.34	0.34

(1)
The loans acquired from Capital Bank, Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $36,026, $35,204, $31,647, $34,357, and $37,679 at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	June 30, 2019		March 31, 2019	December 31, 2018		September 30, 2018		June 30, 2018
Net Charge-offs:
Loan charge-offs	$(1,138)		$(868)	$(1,133)		$(891)		$(1,284)
Recoveries on loans	212		376	383		114		452
Net loan charge-offs	$(926)	(1)	$(492)	$(750)	(1)	$(777)	(1)	$(832)
Net loan charge-offs to average total loans (annualized)	0.06%		0.03%	0.05%		0.06%		0.06%
Net charge-off detail - (loss) recovery:
Commercial	$(58)		$(58)	$(871)		$(246)		$(846)
Residential real estate	(728)		(425)	210		(478)		(20)
Home equity loans and lines	(121)		(4)	(62)		(35)		31
Other consumer	(19)		(5)	(27)		(18)		3
Net loan charge-offs	$(926)	(1)	$(492)	$(750)	(1)	$(777)	(1)	$(832)

(1)	Included in net loan charge-offs for the three months ended June 30 2019, December 31, 2018 and September 30, 2018 are $429, $243 and $430, respectively, relating to under-performing loans sold.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$67,214	$372	2.22%	$79,911	$467	2.37%	$58,091	$280	1.93%
Securities (1)	1,080,690	7,121	2.64	1,067,150	6,954	2.64	1,119,354	6,663	2.39
Loans receivable, net (2)
Commercial	3,309,869	42,579	5.16	3,211,296	41,408	5.23	3,109,313	38,805	5.01
Residential	2,187,417	22,329	4.08	2,094,131	21,404	4.09	1,951,075	19,642	4.04
Home Equity	347,028	4,656	5.38	353,358	4,707	5.40	369,054	4,564	4.96
Other	113,153	1,353	4.80	119,185	1,482	5.04	7,604	124	6.54
Allowance for loan loss net of deferred loan fees	(9,155)	—	—	(10,083)	—	—	(11,076)	—	—
Loans Receivable, net	5,948,312	70,917	4.78	5,767,887	69,001	4.85	5,425,970	63,135	4.67
Total interest-earning assets	7,096,216	78,410	4.43	6,914,948	76,422	4.48	6,603,415	70,078	4.26
Non-interest-earning assets	972,683			924,368			929,553
Total assets	$8,068,899			$7,839,316			$7,532,968
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,504,541	4,240	0.68%	$2,508,669	3,745	0.61%	$2,372,777	2,028	0.34%
Money market	631,297	1,358	0.86	623,868	1,157	0.75	597,770	694	0.47
Savings	915,701	301	0.13	904,047	286	0.13	907,570	267	0.12
Time deposits	934,470	3,863	1.66	932,341	3,451	1.50	902,091	2,258	1.00
Total	4,986,009	9,762	0.79	4,968,925	8,639	0.71	4,780,208	5,247	0.44
FHLB Advances	404,951	2,320	2.30	339,686	1,839	2.20	376,527	1,900	2.02
Securities sold under agreements to repurchase	62,243	64	0.41	65,295	55	0.34	64,446	44	0.27
Other borrowings	99,591	1,427	5.75	99,517	1,501	6.12	99,383	1,440	5.81
Total interest-bearing liabilities	5,552,794	13,573	0.98	5,473,423	12,034	0.89	5,320,564	8,631	0.65
Non-interest-bearing deposits	1,302,147			1,211,934			1,149,764
Non-interest-bearing liabilities	82,793			55,975			51,262
Total liabilities	6,937,734			6,741,332			6,521,590
Stockholders’ equity	1,131,165			1,097,984			1,011,378
Total liabilities and equity	$8,068,899			$7,839,316			$7,532,968
Net interest income		$64,837			$64,388			$61,447
Net interest rate spread (3)			3.45%			3.59%			3.61%
Net interest margin (4)			3.66%			3.78%			3.73%
Total cost of deposits (including non-interest-bearing deposits)			0.62%			0.57%			0.35%

	For the Six Months Ended
	June 30, 2019			June 30, 2018
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$73,527	$839	2.30%	$54,195	$488	1.82%
Securities (1)	1,073,957	14,075	2.64	1,088,237	12,694	2.35
Loans receivable, net (2)
Commercial	3,260,855	83,987	5.19	2,942,062	72,195	4.95
Residential	2,141,032	43,733	4.09	1,897,736	38,679	4.11
Home Equity	350,175	9,363	5.39	355,641	8,707	4.94
Other	116,153	2,835	4.92	4,547	151	6.70
Allowance for loan loss net of deferred loan fees	(9,616)	—	—	(10,683)	—	—
Loans Receivable, net	5,858,599	139,918	4.82	5,189,303	119,732	4.65
Total interest-earning assets	7,006,083	154,832	4.46	6,331,735	132,914	4.23
Non-interest-earning assets	948,658			858,002
Total assets	$7,954,741			$7,189,737
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,518,062	8,032	0.64%	$2,318,751	3,786	0.33%
Money market	616,384	2,468	0.81	562,050	1,244	0.45
Savings	909,906	587	0.13	866,535	462	0.11
Time deposits	933,410	7,314	1.58	861,687	4,219	0.99
Total	4,977,762	18,401	0.75	4,609,023	9,711	0.42
FHLB Advances	372,499	4,160	2.25	349,474	3,413	1.97
Securities sold under agreements to repurchase	63,761	119	0.38	71,649	84	0.24
Other borrowings	99,569	2,927	5.93	89,796	2,549	5.72
Total interest-bearing liabilities	5,513,591	25,607	0.94	5,119,942	15,757	0.62
Non-interest-bearing deposits	1,257,041			1,077,218
Non-interest-bearing liabilities	69,443			53,140
Total liabilities	6,840,075			6,250,300
Stockholders’ equity	1,114,666			939,437
Total liabilities and equity	$7,954,741			$7,189,737
Net interest income		$129,225			$117,157
Net interest rate spread (3)			3.52%			3.61%
Net interest margin (4)			3.72%			3.73%
Total cost of deposits (including non-interest-bearing deposits)			0.60%			0.34%

(1)	Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.

(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average interest-earning assets.

Certain amounts previously reported have been reclassified to conform to the current year’s presentation.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018

Selected Financial Condition Data:
Total assets	$8,029,057	$8,092,948	$7,516,154	$7,562,589	$7,736,903
Debt securities available-for-sale, at estimated fair value	123,610	122,558	100,717	100,015	100,369
Debt securities held-to-maturity, net	863,838	900,614	846,810	883,540	922,756
Equity investments, at estimated fair value	10,002	9,816	9,655	9,519	9,539
Restricted equity investments, at cost	59,425	55,663	56,784	57,143	66,981
Loans receivable, net	5,943,930	5,968,830	5,579,222	5,543,959	5,553,035
Deposits	6,187,487	6,290,485	5,814,569	5,854,250	5,819,406
Federal Home Loan Bank advances	453,646	418,016	449,383	456,806	674,227
Securities sold under agreements to repurchase and other borrowings	158,619	165,753	161,290	160,517	161,604
Stockholders’ equity	1,137,295	1,127,163	1,039,358	1,029,844	1,012,568

	For the Three Months Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Selected Operating Data:
Interest income	$78,410	$76,422	$72,358	$71,382	$70,078
Interest expense	13,573	12,034	10,517	9,878	8,631
Net interest income	64,837	64,388	61,841	61,504	61,447
Provision for loan losses	356	620	506	907	706
Net interest income after provision for loan losses	64,481	63,768	61,335	60,597	60,741
Other income	9,879	9,512	8,748	8,285	8,883
Operating expenses	43,289	41,827	37,794	37,503	42,470
Branch consolidation expense	6,695	391	240	1,368	1,719
Merger related expenses	931	5,053	1,048	662	6,715
Income before provision for income taxes	23,445	26,009	31,001	29,349	18,720
Provision for income taxes	4,465	4,836	4,269	5,278	3,018
Net income	$18,980	$21,173	$26,732	$24,071	$15,702
Diluted earnings per share	$0.37	$0.42	$0.55	$0.50	$0.32
Net accretion/amortization of purchase accounting adjustments included in net interest income	$3,663	$4,027	$3,918	$4,036	$4,883

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	0.94%	1.10%	1.41%	1.26%	0.84%
Return on average stockholders’ equity (2)	6.73	7.82	10.24	9.36	6.23
Return on average tangible stockholders’ equity (2) (3)	10.32	11.97	15.60	14.39	9.64
Stockholders’ equity to total assets	14.16	13.93	13.83	13.62	13.09
Tangible stockholders’ equity to tangible assets (3)	9.76	9.53	9.55	9.35	8.87
Net interest rate spread	3.45	3.59	3.54	3.51	3.61
Net interest margin	3.66	3.78	3.71	3.67	3.73
Operating expenses to average assets (2)	2.53	2.45	2.07	2.07	2.71
Efficiency ratio (2) (4)	68.14	63.97	55.37	56.65	72.38
Loans to deposits	96.06	94.89	95.95	94.70	95.42

	For the Six Months Ended June 30,
	2019	2018
Performance Ratios (Annualized):
Return on average assets (2)	1.02%	0.59%
Return on average stockholders’ equity (2)	7.26	4.54
Return on average tangible stockholders’ equity (2) (3)	11.13	6.91
Net interest rate spread	3.52	3.61
Net interest margin	3.72	3.73
Operating expenses to average assets (2)	2.49	3.02
Efficiency ratio (2) (4)	66.07	79.82

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Trust and Asset Management:
Wealth assets under administration	$199,554	$200,130	$184,476	$209,796	$210,690
Nest Egg	9,755	4,052	—	—	—
Per Share Data:
Cash dividends per common share	$0.17	$0.17	$0.17	$0.15	$0.15
Stockholders’ equity per common share at end of period	22.24	22.00	21.68	21.29	20.97
Tangible stockholders’ equity per common share at end of period (3)	14.57	14.32	14.26	13.93	13.56
Common shares outstanding at end of period	51,131,804	51,233,944	47,951,168	48,382,370	48,283,500
Number of full-service customer facilities:	60	63	59	59	59
Quarterly Average Balances
Total securities	$1,080,690	$1,067,150	$1,037,039	$1,080,784	$1,119,354
Loans, receivable, net	5,948,312	5,767,887	5,523,745	5,534,086	5,425,970
Total interest-earning assets	7,096,216	6,914,948	6,613,807	6,652,224	6,603,415
Total assets	8,068,899	7,839,316	7,504,111	7,568,630	7,532,968
Interest-bearing transaction deposits	4,051,539	4,036,584	3,871,134	3,775,398	3,878,117
Time deposits	934,470	932,341	848,361	864,264	902,091
Total borrowed funds	566,785	504,498	514,628	636,310	540,356
Total interest-bearing liabilities	5,552,794	5,473,423	5,234,123	5,275,972	5,320,564
Non-interest bearing deposits	1,302,147	1,211,934	1,177,321	1,210,650	1,149,764
Stockholders’ equity	1,131,165	1,097,984	1,035,962	1,020,736	1,011,378
Total deposits	6,288,156	6,180,859	5,896,816	5,850,312	5,929,972
Quarterly Yields
Total securities	2.64%	2.64%	2.60%	2.46%	2.39%
Loans, receivable, net	4.78	4.85	4.69	4.62	4.67
Total interest-earning assets	4.43	4.48	4.34	4.26	4.26
Interest-bearing transaction deposits	0.58	0.52	0.44	0.34	0.31
Time deposits	1.66	1.50	1.31	1.17	1.00
Borrowed funds	2.70	2.73	2.66	2.54	2.51
Total interest-bearing liabilities	0.98	0.89	0.80	0.74	0.65
Net interest spread	3.45	3.59	3.54	3.51	3.61
Net interest margin	3.66	3.78	3.71	3.67	3.73
Total deposits	0.62	0.57	0.48	0.39	0.35

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related expenses, branch consolidation expenses, compensation expense due to the retirement of an executive officer and the impact to income tax expense related to Tax Reform. Refer to Other Items - Non-GAAP Reconciliation for impact of these items.

(3)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Core earnings:
Net income	$18,980	$21,173	$26,732	$24,071	$15,702
Non-recurring items:
Add: Merger related expenses	931	5,053	1,048	662	6,715
Branch consolidation expenses	6,695	391	240	1,368	1,719
Compensation expense due to the retirement of an executive officer	1,256	—	—	—	—
Income tax benefit related to Tax Reform	—	—	(1,854)	—	—
Less: Income tax expense on items	(1,867)	(1,039)	(130)	(426)	(1,771)
Core earnings	$25,995	$25,578	$26,036	$25,675	$22,365
Core diluted earnings per share	$0.51	$0.51	$0.54	$0.53	$0.46

Core ratios (Annualized):
Return on average assets	1.29%	1.32%	1.38%	1.35%	1.19%
Return on average tangible stockholders’ equity	14.14	14.46	15.19	15.35	13.73
Efficiency ratio	56.26	56.60	53.54	53.74	60.39

	For the Six Months Ended June 30,
	2019	2018
Core earnings:
Net income	$40,153	$21,129
Non-recurring items:
Add: Merger related expenses	5,984	25,200
Branch consolidation expenses	7,086	1,544
Compensation expense due to the retirement of an executive officer	1,256	—
Less: Income tax expense on items	(2,906)	(5,435)
Core earnings	$51,573	$42,438
Core diluted earnings per share	$1.02	$0.91

Core ratios (Annualized):
Return on average assets	1.31%	1.19%
Return on average tangible stockholders’ equity	14.29	13.89
Efficiency ratio	56.43	60.01

(continued)

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Total stockholders’ equity	$1,137,295	$1,127,163	$1,039,358	$1,029,844	$1,012,568
Less:
Goodwill	374,592	375,096	338,442	338,104	338,972
Core deposit intangible	17,614	18,629	16,971	17,954	18,949
Tangible stockholders’ equity	$745,089	$733,438	$683,945	$673,786	$654,647

Total assets	$8,029,057	$8,092,948	$7,516,154	$7,562,589	$7,736,903
Less:
Goodwill	374,592	375,096	338,442	338,104	338,972
Core deposit intangible	17,614	18,629	16,971	17,954	18,949
Tangible assets	$7,636,851	$7,699,223	$7,160,741	$7,206,531	$7,378,982
Tangible stockholders’ equity to tangible assets	9.76%	9.53%	9.55%	9.35%	8.87%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Capital Bank, net of the total consideration paid (in thousands):

	At January 31, 2019
	Capital Bank Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$76,834
Assets acquired:
Cash and cash equivalents	$59,748	$—	$59,748
Securities	103,798	(23)	103,775
Loans	312,320	(4,617)	307,703
Accrued interest receivable	1,387	3	1,390
Bank Owned Life Insurance	10,460	—	10,460
Deferred tax asset	1,605	2,239	3,844
Other assets	9,384	(4,277)	5,107
Core deposit intangible	—	2,662	2,662
Total assets acquired	498,702	(4,013)	494,689
Liabilities assumed:
Deposits	(448,792)	(226)	(449,018)
Other liabilities	(827)	(4,183)	(5,010)
Total liabilities assumed	(449,619)	(4,409)	(454,028)
Net assets acquired	$49,083	$(8,422)	$40,661
Goodwill recorded in the merger			$36,173
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to the recorded carrying values may be required.